Exhibit 10.20



September  30,  2003

NeWave  Advertising,  Inc
421  Pine  Ave.
Goleta,  California  93117
Attn:  Aaron  Gravitz

Dear  Ladies  and  Gentleman:

     This letter sets forth the terms and conditions under which NeWave Advertising, Inc., a California corporation ("NWA"), will market to customers of NWA (collectively, "Customers"), and MemberWorks Incorporated, a Delaware corporation ("MW"), will fulfill, the membership programs set forth on Exhibit A attached hereto (the "Programs").

     NWA will, at its sole expense, (a) market the Programs to, and accept orders for the Programs from Customers on inbound calls from Customers, in accordance with the marketing guidelines attached hereto as Exhibit B (the "Marketing Guidelines") and (b) provide to MW, on a daily basis, Customer Information (as defined below) for such Customers who accept enrollment in a Program pursuant to NWA's marketing hereunder.

     MW will be responsible for billing and collecting membership fees, including renewals, for Customers (a) accepting enrollment in, and authorizing the membership fee to be charged for, the Programs pursuant to NWA's marketing hereunder and (b) with respect to whom MW has received Customer Information from NWA (an "Enrollee").

     MW will pay to NWA the commissions due and payable as set forth in Exhibit C attached hereto during the Term and for a period of one year after the Term.

     Unless earlier terminated as provided below, this agreement shall be for an initial term of one (1) year commencing on the date first set forth above (the "Initial Term"). Thereafter, this agreement shall be automatically continued for renewal terms of one (1) year each (each, a "Renewal Term") unless no later than forty-five (45) days prior to the end of the then current term, either party notifies the other in writing of its intent not to continue this agreement. The Initial Term and Renewal Term(s), if any, shall be referred to herein as the "Term". This agreement may be terminated by either party (a) immediately, upon written notice to the other party, in the event of fraud, bankruptcy, insolvency, liquidation or willful misconduct by the other party,
(b) upon thirty (30) days written notice to the other party in the event of a material breach by the other party of any of its obligations hereunder which is not cured within such thirty (30) day period (unless such breach is not susceptible to cure, in which case there shall be no cure period), or (c) for convenience upon thirty (30) days advance written notice to the other party. This agreement may be terminated by MW, in its sole discretion, if the Membership Retention Rate (as defined below) falls, or is reasonably forecast by MW to fall, below 30%. Following the expiration or earlier termination of this agreement, MW shall have the exclusive right to renew the Program memberships generated hereunder. For purposes hereof, "Membership Retention Rate" means with respect to any measuring period, the percentage of Enrollees enrolled in the applicable Program during such measuring period whose respective memberships in such Program have not been cancelled.

     MW shall be responsible for servicing Program membership for each Enrollee enrolled in the applicable Program whose membership in such Program has not been cancelled (a "Member"). MW does not service, and NWA shall not market to, Customers residing outside of the 48 contiguous United States or with Army Post Office addresses. MW reserves the right to cease servicing any Program in any state in its sole discretion. In such a case, NWA shall cease all marketing of such Program in such state after MW notifies NWA of such cessation. MW may terminate any membership for any reason.

     Member cancellations of Program memberships shall be received by MW directly; provided that if NWA receives communications from Members regarding Program membership cancellations, NWA shall transmit information regarding any such cancellation to MW within one (1) business day after NWA receives such cancellation information.

     At the end of each month during the Term, MW shall provide NWA with a summary of sales and Enrollees for the prior month along with a sales tracking report (the "MW Sales Tracking Report") detailing the disposition of each Customer Information file that was sent by NWA. NWA will be required to approve and verify the MW Sales Tracking Report within five (5) business days of receipt.

     Each party represents, warrants and covenants that (a) this agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; (b) the execution, delivery and performance of this agreement has been authorized by all necessary corporate action and will not violate any agreement, order, constituent document, law or regulation to which it is bound or subject and (c) it will perform its obligations hereunder at all times in accordance with all applicable laws, rules and regulations. Further, all proposed usage of either party's trademarks, service marks, trade or service names or logos shall be subject to the prior written approval of the other party. NWA represents, warrants and covenants to MW that NWA (a) has the legal right to solicit Customers as provided hereunder and transfer all of such Customers' Customer Information to MW as provided hereunder; (b) shall read, and cause its telephone sales representative to read, verbatim the scripts that have been approved by MW in writing and (c) has obtained all necessary consents, licenses, permits and agreements to offer the Programs or otherwise perform its obligations hereunder. For purposes hereof, (a) "Customer Information" means a Customer's name, address, telephone number and Valid Credit Card (as defined below) name, number and expiration date, in each case in a computer-readable format designated by MW and reasonably acceptable to NWA and (b) "Valid Credit Card" means a credit card or charge card accepted by both parties which, upon billing, is not declined by the applicable merchant processor or card issuer.

     Each party shall keep true and complete records with respect to the performance of its obligations hereunder (including, without limitation, Taped Verifications (as defined below)), and shall make such books and records available for inspection by the other party, upon reasonable notice and during normal business hours, but on no more than two (2) occasions during any one (1) year period. Such records shall be maintained for at least three (3) years after the end of the calendar year to which they pertain.

     Each party (the "Indemnifying Party") agrees to indemnify and hold the other party, its officers, directors, employees, shareholders, agents, successors and permitted assigns (each, an "Indemnified Person"), harmless from and against any and all demands, claims, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against, imposed upon, or incurred by any Indemnified Person, resulting from any breach by the Indemnifying Party of any representations and warranties made by the Indemnifying Party herein, any breach or non-fulfillment in the performance of the Indemnifying Party's covenants and agreements contained herein or any act or omission by an agent or independent contractor of the Indemnifying Party in connection with the performance of the Indemnifying Party's covenants and agreements hereunder. Except as otherwise provided herein, each party shall be solely responsible for its own costs and expenses incurred in performing its obligations hereunder.

     Neither NWA nor any of its affiliates or subsidiaries may, directly or indirectly, during the Term and thereafter, knowingly market any Membership Program (other than a MW Membership Program) to any Member. "Membership Program" means a program or service where discounts, information and/or benefits are delivered to a consumer or business in exchange for a recurring membership fee.

     Any dispute arising out of or relating to this agreement, including any issues related to the scope of this arbitration provision, will be finally settled by arbitration in accordance with the rules of the American Arbitration Association and the United States Arbitration Act, with the arbitration to be held in Stamford, Connecticut, and judgment on any award to be entered by any court with jurisdiction.

     The parties shall operate as independent contractors in performing their obligations hereunder and shall have exclusive control of the manner and means of performing their obligations. Nothing in this agreement shall be construed as making either party the agent of the other party, as granting to the other party the right to enter into any contract on behalf of the other party or as establishing an association, franchise, joint venture or partnership between the parties.

     This agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous agreements, and may only be amended by a written document signed by both parties. Neither this agreement nor the rights and obligations hereunder may be assigned by either party, whether by agreement or operation of law, without the prior written consent of the other party. This agreement shall be governed by the laws of Connecticut, without regard to its conflicts of law principles and rules of construction requiring that it be interpreted against the party causing it to be drafted, and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The failure of either party to insist upon strict performance of a provision or exercise any right hereunder shall not be construed as a waiver of such party's right to rely on such provision or assert any such right in that or any other instance. All notices which are required to be given by either party hereunder shall be in writing and shall be deemed to be properly given (a) when delivered personally,
(b) three (3) business days after being sent by certified mail, return receipt requested, first-class postage paid, (c) one (1) day after being sent by a nationally recognized overnight delivery service or (d) upon confirmation of receipt of facsimile (to (203) 674-7026 in the case of notice to MW and to (805) 967-1222 in the case of notice to NWA), in each case to the other party's legal department at the parties' respective addresses set forth above. All terms and provisions hereof which should by their nature survive the expiration or earlier termination of this agreement, including, without limitation, the indemnification provisions hereof, shall so survive. This agreement may be executed in counterparts, both of which shall be deemed one and the same instrument. A facsimile transmission of this agreement bearing a party's signature shall be legal and binding on such party.

Please confirm your agreement to the foregoing terms by signing this agreement at the place indicated below.

                                   Very  truly  yours,

                                   MEMBERWORKS  INCORPORATED


                                   By:_/s/ George W.M. Thomas
                                   Name:  George  W.M.  Thomas
                                   Title:    Senior  Vice  President and General
Counsel

Agreed  to  and  Acknowledged  by:

NEWAVE  ADVERTISING,  INC.


By:/s/ Michael Hill
Name: Michael Hill

                                    EXHIBIT A

                                    PROGRAMS
                                    --------


                                  BusinessMaxsm

                                  Connectionssm

                                  Essentialssm

                                   Galleriasm

                                   HomeWorkssm

                             MyHealthySavings.comsm

                                 PremierHealthsm

                               PremierHealthPlussm

                                 Privacy Plussm

                                    24Protect

                                24Protect Plussm

                                Simple Escapessm

                            Simple Escapessm (Super)

                                  Simply Yousm

                           ValueMax Shopping Servicesm

                               Your Savings Clubsm

                                    EXHIBIT B

                              MARKETING GUIDELINES
                              --------------------


1. NWA shall use only such scripts as have been approved by MW in advance in writing. NWA shall read, and shall cause their respective sales representatives to read, such scripts verbatim, and shall obtain the consumer's clear and unambiguous affirmative consent to the offer as stated in such scripts.

2. During each telephone solicitation offering a Program, NWA shall verify the consumer's acceptance of the offer by creating, with the consumer's permission, a recording of that portion of the call where the consumer provides his or her unambiguous express affirmative consent to the payment, cancellation, and refund terms described in the offer pursuant to the applicable telemarketing script (a "Taped Verification"). Recordings of Taped Verifications shall be stored by NWA for a period of at least two (2) years and, if requested by MW, shall be delivered by NWA to MW by overnight mail (or digital download in a format acceptable to MW) within two (2) business days after MW's request for any such recordings.

3. If, at any time during the Term, the number of written complaints or letters received, directly or indirectly, by MW claiming or alleging an unauthorized charge to a consumer for a Program with respect to marketing by NWA hereunder, exceeds .25% of the aggregate number of Members enrolled in a Program by NWA hereunder for the month in which such Member was marketed such Program (a "Complaint Differential"), NWA shall be placed on immediate probation. Thereupon, NWA shall implement a plan to reduce such Complaint Differential. In the event that such plan fails to reduce such Complaint Differential within ninety (90) days after the commencement of such probationary period, MW shall terminate this agreement upon ten (10) days notice.

                                    EXHIBIT C

                                   COMMISSION
                                   ----------

1. The following terms not previously defined shall have the following definitions:

a.     "Effective  Date"  means  the  date  first  set  forth  above.

b.     "Eligible  Program  Member" means with respect to any Program an Enrollee
(i) with respect to whom the initial month's Membership Fee (as defined below) for such Program is not declined when presented for payment to the applicable credit card issuer or merchant processor, (ii) who is not already a member of the applicable Program and (iii) verified by both MW and NWA in writing to be an Enrollee as set forth on the applicable MW Sales Tracking Report.

c. "Marketing Window" means each calendar month during the Term commencing with the Effective Date.

d. "Membership Fee" means the fee charged by MW for extending membership in a Program at the end of any applicable trial period. "Membership Fee" shall specifically exclude any shipping and handling, processing, or trial period fees. Except as otherwise agreed to by the parties, the initial Membership Fee shall be no less than $9.95 per month.

e. "Projected Decline Rate" means the forecast of the percentage of Enrollees whose credit cards will be declined when the initial month's Membership Fee for the applicable Program is presented for payment to the applicable credit card issuer or merchant processor. The Projected Decline Rate shall initially be set at fifteen percent (15%) of Enrollees and may be changed at any time as reasonably and in good faith determined by MW based on actual and projected data.

f. "Declines" means an Enrollee with respect to whom the applicable Program membership fee is declined by the applicable credit card issuer or merchant processor.

g. "Upsell" means an offer of a product or service (including, but not limited to, a Program) following NWA's own primary product or service on an inbound call.

2. For the first 2,000 Eligible Program Members enrolled in a Program as a result of NEW's marketing on an Upsell during each Marketing Window of the Term, NWA shall be paid a commission of $21.00 per Eligible Program Member.

3. Commissions to which NWA is entitled with respect to Eligible Program Members, as per Section C.2. above, shall be paid to NWA in two payments as follows: (i) seven (7) days after the Marketing Window in which Enrollees were enrolled in a Program MW shall make a payment equal to $10.00 per Enrollee for those Enrollees that are projected to be Eligible Program Members based on the then current Projected Decline Rate, and (ii) within fifteen (15) days after the conclusion of the month in which the initial Membership Fee is scheduled to be billed to and Eligible Program Member's Valid Credit Card MW shall pay NWA any remaining commissions owed NWA for those Enrollees (with respect to whom NWA has not already been paid a commission hereunder) that are Eligible Program Members and those Enrollees that cancel their membership in a Program prior to being billed the initial Membership Fee.

4. Within 45 days after the conclusion of each Marketing Window during the Term, the amount of Commissions paid to NWA for Eligible Program Members enrolled in a Program during the Marketing Window shall be reviewed, and to the extent that such amount paid does not equal the amount earned by NWA as set forth in Paragraph C.2 (after giving effect to Declines that have been successfully billed by the date of such review), any such amount to which either party was overpaid or underpaid shall be paid to the party entitled to such amount within five (5) business days after the date of the determination of such amount.


 All programs and prices may be subject to change at MW's discretion and MW reserves the right to add and offer additional Programs in connection with this agreement. Each program is offered for a retail price to be determined by MW in its sole discretion.